SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): November 5, 2004 (Nov. 5, 2004)

Cogent Communications Group, Inc.

(Exact Name of Registrant as

Specified in Charter)

1-31227

(Commission File No.)

52-2337274

(IRS Employer

Identification No.)

Delaware

(State or Other Jurisdiction

of Incorporation)

1015 31st Street N.W.

Washington, DC 20007

(Address of Principal

Executive Offices)

(202) 295-4200

(Registrant’s telephone

number, including area code)

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02  DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF OFFICERS

On November 5, 2004 Mr. Kenneth D. Peterson, Jr., of Columbia Ventures Corporation in Vancouver, Washington accepted appointment to the Board of Directors of Cogent Communications Group, Inc.  Mr. Peterson has been appointed to the board pursuant to an agreement between Columbia Ventures Corporation, the Company and certain of the Company’s stockholders granting Columbia Ventures Corporation the right to designate one nominee for election to the board of directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

COGENT COMMUNICATIONS GROUP, INC.

Date:	November 5, 2004	By:	/s/David Schaeffer
David Schaeffer
Chief Executive Officer